Filed Pursuant to

Rule 424(b)(3)

File No. 333-187491

FUSE SCIENCE, INC.

SUPPLEMENT NO. 1

TO

PROSPECTUS DATED MAY 22, 2013

Effective June 12, 2013, Fuse Science, Inc. (the “ Company ”) lowered the current exercise price of the Company’s presently outstanding Series B Warrants (which were originally issued in the March 2013 Financing) from $0.094 to $0.076.

Dated:	June 12, 2013
Miami Lakes, Florida